Exhibit 99.1

Media and Investor Relations:

Robin Deliso

617.692.2601

news@enernoc.com

EnerNOC Reports Results for Third Quarter of 2014

– Company Posts Record Third Quarter Revenue of $329 Million –

– Revenue Up 23% Year-Over-Year Through First Nine Months of 2014 –

BOSTON, MA – NOVEMBER 6, 2014 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS), today announced results for the third quarter ended September 30, 2014 and updated guidance for 2014.

Summary Financial Results

In Thousands, Except Per Share Amounts	Q3 2014	Q3 2013	% Change	Q3 YTD 2014	Q3 YTD 2013	% Change
Revenue	$329,422	$278,473	18.3%	$425,985	$347,476	22.6%
Net Income
GAAP	$96,673	$106,857	–9.5%	$38,875	$41,969	–7.4%
Non-GAAP[1]	$103,199	$112,381	–8.2%	$57,789	$59,061	–2.2%
Net Income
Per Diluted Share
GAAP	$3.11	$3.70	–15.9%	$1.33	$1.47	–9.5%
Non-GAAP[1]	$3.31	$3.90	–15.1%	$1.95	$2.06	–5.3%
Cash Flow From Operations	$23,986	$21,295	12.6%	$29,712	$33,459	–11.2%
Free Cash Flow[1]	$17,324	$15,556	11.4%	$10,464	$534	1859.6%
Adjusted EBITDA[1]	$125,153	$123,235	1.6%	$90,441	$82,341	9.8%

[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

“Our third quarter results reflect strong financial performance, but what was even more exciting was the traction achieved by our enterprise sales team, including signing subscription contracts with 200 enterprise customers and 2,000 additional sites,” said Tim Healy, Chairman and CEO of EnerNOC, Inc. “We look forward to further building out our product portfolio to deliver more value to an expanding enterprise customer base, as exemplified by our recently announced agreement to acquire World Energy Solutions.”

Fourth Quarter and Updated Full Year Guidance

The Company today issued guidance for the fourth quarter of 2014 and updated its previously issued guidance for the full year. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending December 31, 2014
Issued on November 6, 2014
Total Revenue (in millions)	$39.0-$44.0
GAAP Net Loss Per Diluted Share	($1.00)-($0.95)
Non-GAAP Net Loss Per Diluted Share[1]	($0.75)-($0.68)
Adjusted EBITDA[1] (in millions)	($18.4)-($14.4)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Guidance for Year Ending December 31, 2014
	Issued on August 7, 2014	Issued on November 6, 2014
Total Revenue (in millions)	$450.0-$465.0	$465.0-$470.0
GAAP Net Income per Diluted Share	$0.47-$0.55	$0.40-$0.45
Non-GAAP Net Income per Diluted Share[1]	$1.36-$1.45	$1.29-$1.35
Adjusted EBITDA[1] (in millions)	$72.0-$76.0	$72.0-$76.0

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Recent Operational Highlights

•	The Company announced an agreement to acquire World Energy Solutions, Inc., a leading cloud-based supply procurement software vendor. World Energy generated $18.9 million in revenue and a gross margin of 77% for the six months ended June 30, 2014. This acquisition is expected to add approximately $30 million to EnerNOC’s annual recurring revenue from enterprise customers.

•	The Company announced its entry into the South Korean market. EnerNOC will deploy its software and solutions to commercial and industrial customers throughout the country and help them participate in reliability and economic demand response programs via the Korea Power Exchange (KPX), the electricity system operator in Korea. The Company has already enrolled several large Korean enterprises in the KPX Reliability Demand Response Program, including Kolon Industries, Dongbu Metal, COEX, Korea Paper, and Yonsei University.

•	The Company continued to expand its base of enterprise EIS customers, growing the number of commercial, institutional, and industrial sites under enterprise revenue contracts from 33,300 at the end of the second quarter to 35,300 at the end of the third quarter. The Company signed new deals with brand name companies including 3M, AEW Capital Management, Alberta Health Services, and Performance Food Group. The Company also signed a new deal with Boston Properties, which expanded its deployment of EIS to include utility bill management across its portfolio of approximately 180 properties comprised primarily of Class A office space, totaling approximately 46.6 million square feet.

•	The Company established a strategic partnership with Boston-based WeSpire, a software-as-a-service (SaaS) company for organizations that want to leverage software to engage employees in sustainability and energy management initiatives. Under the terms of the partnership, EnerNOC made an investment in WeSpire and received exclusive rights in the EIS space to market a white-labeled version of WeSpire’s employee engagement application, customized for enterprise and utility customers.

•	The Company announced partnerships with Greentown Labs and Cleantech Open Northeast that support technology-related entrepreneurship, talent development, and innovation. Greentown Labs is an organization that supports early-stage energy technology companies and is one of the largest incubator spaces for hardware startups in the Northeast. Cleantech Open Northeast is the region’s premier energy technology accelerator program focused on developing entrepreneurs.

•	The Company raised $160 million in convertible debt and used a portion of the proceeds to repurchase $30 million of its common stock. Following these transactions, the Company ended the third quarter with $246 million of cash on its balance sheet.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern time today to discuss its financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.800.700.7860 and using access code “ENOC”. The conference call may be accessed outside of the United States by dialing +1.612.332.0802 and using access code “ENOC”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately two hours after the call by dialing +1.800.475.6701 or +1.320.365.3844 and using access code 338573 or by accessing the webcast replay on the Company’s investor relations website.

About EnerNOC

EnerNOC is a leading provider of cloud-based energy intelligence software (EIS) and services to thousands of enterprise customers and utilities globally. EnerNOC’s EIS solutions for enterprise customers improve energy productivity by optimizing how they buy, how much they use, and when they use energy. EIS for enterprise includes supply management, utility bill management, facility optimization, visibility and reporting, project management, demand management, and demand response. EnerNOC’s EIS solutions for utilities help maximize the value of demand-side resources, including fully outsourced and utility-managed demand response and energy efficiency programs that drive customer engagement. EnerNOC supports customer success with its world-class professional services team and a Network Operations Center (NOC) staffed 24x7x365. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,
	2014	2013
Revenues[1]:
Grid operator	$291,848	$236,300
Utility	27,741	32,673
Enterprise	9,833	9,500

Total revenues	329,422	278,473
Cost of revenues	168,564	126,072

Gross profit	160,858	152,401
Operating expenses (income):
Selling and marketing	18,972	15,761
General and administrative	24,472	19,746
Research and development	5,260	4,535
Gain on sale of service line	(359)	—
Gain on the sale of assets	—	—

Total operating expenses and income	48,345	40,042

Income from operations	112,513	112,359
Other income (expense), net	(2,224)	233
Interest expense	(1,523)	(451)

Income before income tax	108,766	112,141
Benefit from (provision for) income tax	(12,111)	(5,284)

Net income	96,655	106,857
Net loss attributable to noncontrolling interest	(18)	—

Net income attributable to EnerNOC, Inc.	$96,673	$106,857

Net income per common share attributable to EnerNOC, Inc.
Basic	$3.48	$3.83
Diluted	$3.11	$3.70

Weighted average number of common shares used in computing net income per share attributable to EnerNOC, Inc.
Basic	27,795,154	27,920,409
Diluted	31,434,164	28,843,010

[1]	The Company has reclassified certain amounts in its condensed consolidated statements of operations for the three month period ended September 30, 2013, to conform to the 2014 presentation. The reclassifications made related to the presentation of the Company’s revenues from DemandSMART revenues and EfficiencySMART, SupplySMART and other revenues to revenues from grid operators, revenues from utilities, and revenues from enterprise customers and was done in order to provide the users of its consolidated financial statements with additional insight into how the Company and its management views and evaluates its revenues and related growth. This reclassification within the condensed consolidated statements of operations for the three month period ended September 30, 2013 had no impact on previously reported total consolidated revenues or consolidated results of operations.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
Revenues[1]:
Grid operator	$350,592	$266,443
Utility	50,011	57,839
Enterprise	25,382	23,194

Total revenues	425,985	347,476
Cost of revenues	232,505	172,142

Gross profit	193,480	175,334
Operating expenses (income):
Selling and marketing	56,997	50,444
General and administrative	72,340	60,872
Research and development	15,432	14,125
Gain on sale of service line	(3,737)	—
Gain on the sale of assets	(2,171)	—

Total operating expenses	138,861	125,441

Income from operations	54,619	49,893
Other income (expense), net	(1,276)	(884)
Interest expense	(2,576)	(1,212)

Income before income tax	50,767	47,797
Benefit from (provision for) income tax	(11,950)	(5,828)

Net income	38,817	41,969
Net loss attributable to noncontrolling interest	(58)	—

Net income attributable to EnerNOC, Inc.	$38,875	$41,969

Net income per common share attributable to EnerNOC, Inc.
Basic	$1.38	$1.52

Diluted	$1.33	$1.47

Weighted average number of common shares used in computing net income per share attributable to EnerNOC, Inc.
Basic	28,075,291	27,693,054
Diluted	30,074,187	28,616,552

[1]	The Company has reclassified certain amounts in its condensed consolidated statements of operations for the nine month periods ended September 30, 2013, to conform to the 2014 presentation. The reclassifications made related to the presentation of the Company’s revenues from DemandSMART revenues and EfficiencySMART, SupplySMART and other revenues to revenues from grid operators, revenues from utilities, and revenues from enterprise customers and was done in order to provide the users of its consolidated financial statements with additional insight into how the Company and its management views and evaluates its revenues and related growth. This reclassification within the condensed consolidated statements of operations for the nine month period ended September 30, 2013 had no impact on previously reported total consolidated revenues or consolidated results of operations.

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$246,215	$149,189
Trade accounts receivable, net	56,994	35,933
Unbilled revenue	156,432	66,675
Capitalized incremental direct customer contract costs	6,955	9,509
Prepaid expenses, deposits and other current assets	14,378	9,377

Total current assets	480,974	270,683

Property and equipment, net	50,303	47,419
Goodwill and intangible assets, net	125,194	94,290
Capitalized incremental direct customer contract costs	1,726	1,995
Deposits and other assets	6,641	1,568

Total assets	$664,838	$415,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,187	$2,031
Accrued capacity payments	126,084	76,676
Accrued payroll and related expenses	16,268	13,370
Accrued expenses and other current liabilities	30,447	12,386
Deferred revenue	13,143	20,625

Total current liabilities	188,129	125,088

Deferred tax liability	14,542	6,211
Deferred revenue	7,623	6,819
Other liabilities	8,960	8,342
Convertible senior notes, net	137,907	—

Total long-term liabilities	169,032	21,372

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 29,229,284 and 29,920,807 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	29	30
Additional paid-in capital	353,006	353,354
Accumulated other comprehensive loss	(3,219)	(2,535)
Accumulated deficit	(42,479)	(81,354)

Total EnerNOC, Inc. stockholders’ equity	307,337	269,495
Non controlling interest	340

Total stockholders’ equity	307,677	269,495

Total liabilities and stockholders’ equity	$664,838	$415,955

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash provided by operating activities	$23,986	$21,295	$29,712	$33,459
Cash used in investing activities	(11,596)	(8,450)	(53,460)	(33,803)
Cash (used in) provided by financing activities	125,553	(3,423)	121,105	(2,632)
Effects of exchange rate changes on cash and cash equivalents	(631)	232	(331)	(835)

Net change in cash and cash equivalents	$137,312	$9,654	$97,026	$(3,811)

Cash and cash equivalents at beginning of period	$108,903	$101,576	$149,189	$115,041

Cash and cash equivalents at end of period	$246,215	$111,230	$246,215	$111,230

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income attributable to EnerNOC, Inc. is GAAP net (loss) income attributable to EnerNOC, Inc.; the GAAP measure most comparable to non-GAAP net (loss) income per share attributable to EnerNOC, Inc. is GAAP net (loss) income per share attributable to EnerNOC, Inc.; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc.; and the GAAP measure most comparable to free cash flow is cash flows provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income attributable to EnerNOC, Inc. to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures, as well as, reasons for excluding these individual items:

•	Management defines non-GAAP net income (loss) attributable to EnerNOC, Inc. as net income (loss) attributable to EnerNOC, Inc. before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects. Non-GAAP net income (loss) attributable to EnerNOC, Inc. includes gains or losses resulting from either the sale of certain assets or disposals of components of an entity that do not represent a strategic shift that has (or would be expected to have) a major effect on an entity’s operations and financial results, net of any related tax effects, or that represents potential ongoing operational trends or are not material. When evaluating the materiality of a gain (or loss) on the sale of assets, management evaluates such gain (or loss) in the context of the Company’s estimated full year financial results, and considers the judgment of a reasonable person relying on the evaluation and whether or not such judgment would have been changed or influenced by the inclusion or exclusion of the gain (or loss).

•	Management defines adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, interest, income taxes and other income (expense). Adjusted EBITDA includes gains or losses resulting from either the sale of certain assets or disposals of components of an entity that do not represent a strategic shift that has (or would be expected to have) a major effect on an entity’s operations and financial results, net of any related tax effects, or that represent potential ongoing operational trends or are not material. When evaluating the materiality of a gain (or loss) on the sale of assets, management evaluates such gain (or loss) in the context of the Company’s estimated full year financial results, and considers the judgment of a reasonable person relying on the evaluation and whether or not such judgment would have been changed or influenced by the inclusion or exclusion of the gain (or loss). Adjusted EBITDA eliminates items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on our estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical cost incurred to build out our deployed network and may not be indicative of current or future capital expenditures.

•	Management defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net (Loss) Income Attributable to EnerNOC, Inc. And Net (Loss) Income Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,
	2014	2013

GAAP net income attributable to EnerNOC, Inc.	$96,673	$106,857
ADD: Stock-based compensation (1)	4,135	3,821
ADD: Amortization expense of acquired intangible assets (1)	2,391	1,703

Non-GAAP net income attributable to EnerNOC, Inc.	$103,199	$112,381

GAAP net income per diluted share attributable to EnerNOC, Inc.	$3.11	$3.70
ADD: Stock-based compensation (1)	0.12	0.14
ADD: Amortization expense of acquired intangible assets (1)	0.08	0.06

Non-GAAP net income per diluted share attributable to EnerNOC, Inc.	$3.31	$3.90

Weighted average number of diluted common shares outstanding	31,434,164	28,843,010

	Nine Months Ended September 30,
	2014	2013
GAAP net income attributable to EnerNOC, Inc.	$38,875	$41,969
ADD: Stock-based compensation (1)	12,161	11,832
ADD: Amortization expense of acquired intangible assets (1)	6,753	5,260

Non-GAAP net income attributable to EnerNOC, Inc.	$57,789	$59,061

GAAP net income per diluted share attributable to EnerNOC, Inc.	$1.33	$1.47
ADD: Stock-based compensation (1)	0.40	0.41
ADD: Amortization expense of acquired intangible assets (1)	0.22	0.18

Non-GAAP net income per diluted share attributable to EnerNOC, Inc.	$1.95	$2.06

Weighted average number of diluted common shares outstanding	30,074,187	28,616,552

(1)	The non-GAAP adjustments would have no impact on the provision for income taxes recorded during the three and nine month periods ended September 30, 2014 or 2013, respectively.

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to EnerNOC, Inc.	$96,673	$106,857	$38,875	$41,969
Add back:
Depreciation and amortization	7,960	7,055	23,167	20,616
Stock-based compensation expense	4,135	3,821	12,161	11,832
Direct and incremental expenses related to acquisitions or divestitures	197	—	1,556	—
Other expense (income)	2,224	(233)	1,276	884
Interest expense	1,523	451	2,576	1,212
(Benefit from) provision for income tax[1]	12,441	5,284	10,830	5,828

Adjusted EBITDA	$125,153	$123,235	$90,441	$82,341

(1)	Excludes discrete tax benefit of ($330) and discrete tax provision of $1,120 recorded during the three and nine month periods ended September 30, 2014, respectively, related to the Company’s sale of the USC business component.

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$23,986	$21,295	$29,712	$33,459
Subtract:
Purchases of property and equipment	(6,662)	(5,739)	(19,248)	(32,925)

Free cash flow	$17,324	$15,556	$10,464	$534

Non-GAAP Financial Guidance

This press release also includes estimates of future non-GAAP net income attributable to EnerNOC, Inc. and net income per diluted share attributable to EnerNOC, Inc. A reconciliation of these amounts to the nearest expected GAAP results, is presented below:

	Three Months Ended 31-Dec-14				Twelve Months Ended 31-Dec-14
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High

Projected GAAP Net Income (Loss)	($27.1)	($25.8)	($1.00)	($0.95)	$11.7	$13.0	$0.40	$0.45

Adjustments:
Stock-based compensation	$4.3	$4.7	$0.16	$0.18	$16.5	$17.0	$0.57	$0.58
Amortization expense of acquired intangible assets	$2.5	$2.5	$0.09	$0.09	$9.2	$9.2	$0.32	$0.32

Projected Non-GAAP Net Income (Loss)	($20.3)	($18.6)	($0.75)	($0.68)	$37.4	$39.2	$1.29	$1.35

Adjustments:
Depreciation	$5.6	$6.1			$22.0	$22.5
Direct and incremental expenses related to acquisitions or divestiture	$0.6	$1.4			$2.2	$2.9
Interest and other expense, net	$2.2	$2.7			$6.0	$6.5
(Benefit from) Provision for income taxes[1]	($6.5)	($6.0)			$4.4	$4.9

Adjusted EBITDA	($18.4)	($14.4)			$72.0	$76.0

Weighted Average Number of Common Shares Outstanding-Diluted	27.2	27.2			29.0	29.0

(1)	Twelve Months Ended 31-Dec-14 excludes discrete tax provision of $1.1 recorded during the nine month period ended September 30, 2014 related to the Company’s sale of the USC business component.